                                                                   EXHIBIT 10.5

                    FOURTH AMENDMENT TO AGREEMENT OF MERGER


                 This Fourth Amendment to Agreement of Merger (this "Amendment") is entered into as of May 31, 1994, by and among WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (hereinafter called "WRI"), WRI/POST OAK, INC., a Texas corporation (hereinafter called "Newco") (which is a wholly-owned subsidiary of WRI), POST OAK CENTER, INC., a Texas corporation (hereinafter called "POCI"), "B" BUILDING, INC., a Texas corporation (hereinafter called "B Building"), and the POCI Shareholders and B Building Shareholders identified on the signature pages hereof.


                              W I T N E S S E T H:


                              ARTICLE I.  RECITALS

                 WHEREAS, WRI, Newco, POCI, B Building, the POCI Shareholders, and the B Building Shareholders have entered into that certain Agreement of Merger, dated October 1, 1993 (the "Original Agreement");

                 WHEREAS, the Original Agreement was amended by that certain First Amendment to Agreement of Merger, dated December 15, 1993 (the "First Amendment") and was further amended by that certain Second Amendment to Agreement of Merger dated December 22, 1993 (the "Second Amendment") and that certain Third Amendment to Agreement of Merger dated February 28, 1994 (the "Third Amendment"); and

                 WHEREAS, the parties hereto desire to further amend the Original Agreement as hereinafter set forth.

                 NOW, THEREFORE, for and in consideration of the premises, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                            ARTICLE II.  DEFINITIONS

                 (a) Except as otherwise provided in this Amendment, all terms which are defined in the Original Agreement, the Second Amendment and the Third Amendment shall, when used in this





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Amendment (the "Fourth Amendment"), have the same respective meanings as are set forth for such defined terms in the Original Agreement, the Second Amendment and the Third Amendment.

                 (b) The term "Amended Agreement" shall mean the Original Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment and this Fourth Amendment.

                    ARTICLE III.  AGREED POCI CONSIDERATION,
            AGREED B BUILDING CONSIDERATION AND OWNER'S TITLE POLICY

                 (a) The first sentence of Section 1.3.1 of the Original Agreement, which defines the term "Agreed POCI Consideration," is hereby amended to read as follows:

                 "AGREED POCI CONSIDERATION" means (i) that number of shares of beneficial interest of WRI ("WRI Shares") determined as follows: (a) the "Agreed Value of POCI Stock" (hereinafter defined) shall be divided by the total number of POCI Shares owned by all POCI Shareholders in the aggregate; (b) the quotient obtained in clause (a) shall be multiplied by the number of POCI Shares owned by the relevant POCI Shareholder on the Closing Date; and (c) the result obtained from the calculation in clause (b) shall be divided by the WRI Per Share Value (hereinafter defined), and the number thus obtained shall be rounded to the nearest lesser whole number if the number of WRI Shares thus calculated is not a whole number, plus, (ii) if the number of WRI Shares calculated pursuant to clause (i) of this Section 1.3.1, prior to rounding in accordance with said clause (i), is not a whole number, an amount of cash equal to the fraction remaining after subtracting the calculated rounded whole number from the calculated number prior to rounding multiplied by the WRI Per Share Value, which cash amount shall, in turn, be rounded to the nearest one hundredth (1/100th) dollar.

                 (b) Section 1.5.1 of the Original Agreement, relating to Agreed B Building Consideration, shall be revised in the following two ways:

                 (i) The first sentence thereof, which defines the term "Agreed B Building Consideration" is hereby amended to read as follows:

                          "AGREED B BUILDING CONSIDERATION" means (i) that
                 number of WRI Shares determined as follows: (a) the "Agreed Value of B Building Stock" (hereinafter defined) shall be divided by the total number of B Building Shares owned by all B Building Shareholders in the aggregate; (b) the quotient obtained in clause (a) shall be multiplied by the number of B Building Shares owned by the relevant B Building Shareholder on the Closing Date; and (c) the result obtained from the calculation in clause (b) shall be divided by the WRI Per Share Value, and the number thus obtained shall be rounded to the nearest lesser whole number if the number of WRI Shares thus calculated is not a whole number, plus, (ii) if the number of WRI Shares calculated pursuant to clause (i) of this
                 Section 1.5.1, prior to rounding in accordance with said clause (i), is not





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                 a whole number, an amount of cash equal to the fraction
                 remaining after subtracting the calculated rounded whole number from the calculated number prior to rounding multiplied by the WRI Per Share Value, which cash amount shall, in turn, be rounded to the nearest one hundredth (1/100th) dollar.

                 (ii) The term "Agreed Value of B Building Stock" contained in the last sentence of Section 1.5.1 is hereby amended to read as follows:

                          The term "Agreed Value of B Building Stock" shall
                 mean a dollar amount agreed to in writing by all POCI Shareholders and all B Building Shareholders which written agreement is delivered to Newco and WRI not later than April 30, 1994, less the Transferred B Building Liabilities; provided that the amount so agreed upon shall be such that the total of (w) the Agreed Value of POCI Stock plus (x) the amount of the Transferred POCI Liabilities plus (y) the Agreed Value of the B Building Stock plus (z) the amount of the Transferred B Building Liabilities shall exactly equal $15 Million.

                 (c) The amount of the Owner's Title Policy required to be delivered by POCI and B Building pursuant to the provisions of Section 3.2.1
(ii) shall be revised by deleting the phrase "an amount equal to the sum of the Agreed Value of POCI Stock and the Agreed Value of B Building Stock" and inserting in lieu thereof the phrase "an amount equal to the product of the total number of WRI Shares issued to POCI Shareholders and "B" Building Shareholders on the Closing Date multiplied by the per share closing price on the New York Stock Exchange of WRI Shares on the day before the Closing Date.

                                  ARTICLE IV.

                           EXTENSION OF CLOSING DATE

                 (a) All references to "January 31, 1994" contained in the Original Agreement, which became references to "March 31, 1994" by virtue of the Second Amendment, and which thereafter became references to "April 30, 1994" (upon deposit of the First Supplemental Earnest Money Deposit) and to "May 31, 1994" (upon deposit of the Second Supplemental Earnest Money Deposit), both by virtue of the Third Amendment, are now hereby amended to read "July 8, 1994." The provisions of the Original Agreement in which the aforesaid date-changes shall be made include, without limitation, the following:

                 (i)      Section 1.1, relating to the Closing Date; and





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                 (ii)     Section 2.6, relating to objections to title and
         survey matters and the date beyond which the Closing Date may not be extended in connection therewith.

                 (b) The extension of the Closing Date which is effected pursuant to subparagraph (a) of this Article IV has been agreed to by the undersigned parties in order to allow POCI and B Building additional time to fulfill certain conditions precedent to the obligations of WRI and Newco to close the transactions contemplated by the Amended Agreement which conditions have not heretofore been fulfilled, specifically including the conditions precedent referred to in Sections 6.2.1 (with specific reference to Section 4.3.17) 6.2.2 (with specific reference to Section 5.3.1), 6.2.8, 6.2.11 and
6.2.13 of the Original Agreement. The non-fulfillment of such conditions precedent has resulted from the facts that: (i) B Building has been unable to deliver the estoppel certificates required by Section 6.2.13 of the Original Agreement; (ii) certain of the tenants under the Tenant Leases are contesting the effectiveness of the termination notices sent by B Building to such tenants; and (iii) such tenants failed to vacate their respective premises by May 29, 1994. It shall be conditions precedent to the obligations of WRI and Newco under the Amended Agreement that: on or prior to noon on June 30, 1994 all tenants under the Tenant Leases shall have vacated their respective leased premises; no tenant shall be asserting any claim or cause of action against POCI and/or B Building either with respect to its respective Tenant Leases or otherwise, or, alternatively, that POCI and "B" Building shall have furnished to WRI and Newco indemnity agreements with respect to such claims and causes of action which indemnity agreements are satisfactory to WRI and Newco in their exclusive discretion; and on the Closing Date (as hereby revised) all conditions precedent to the obligations of WRI and Newco under the Amended Agreement (other than the requirement set forth in Section 6.2.13 that B Building deliver updated estoppel certificates, which requirement is waived as to any tenant under the Tenant Leases who shall have vacated its leased premises on or prior to the Closing Date) shall have been fulfilled, including the conditions precedent referred to in this subparagraph (b) which are not expressly waived herein.

         ARTICLE V.  SETTLEMENT CONTRIBUTION; REIMBURSEMENT OBLIGATIONS

                 (a) Reference is made for all purposes to the Second Amended Price Increase Guaranty dated June 30, 1994 by and between WRI, WRI/Post Oak, Inc., the Entitled POCI Shareholders and the Entitled B Building Shareholders therein identified. All terms which are defined in the Second Amended Price Increase Guaranty shall have the same respective meanings herein, as are set forth in the Second Amended Price Increase Guaranty.





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                 (b)      WRI and WRI/Post Oak, Inc. are jointly deemed to have
made a contribution to B Building and POCI in the amount of $170,689.25 (the "Tentative Settlement Contribution") by virtue of the following: (i) the payment to B Building, shortly before Closing, of the sum of $4,168.96 and the payment to POCI shortly before Closing of the sum of $73,763.29 (the aggregate of such payments being $77,932.25), the receipt of which is hereby acknowledged by B Building and POCI; (ii) the fact that WRI and WRI/Post Oak, Inc. have not required B Building and POCI to pay $35,753.00 toward 1994 real estate taxes for the Property (estimated to be the amount of 1994 taxes applicable to the month of June, 1994, but which amount is not subject to adjustment, regardless of the actual amount of such 1994 taxes); (iii) the fact that WRI has not required the Entitled POCI Shareholders and Entitled B Building Shareholders who will receive Original WRI Shares at the Closing to refund to WRI $57,004, which represents one-third (1/3) of the estimated first quarterly dividend after Closing which such Entitled POCI Shareholders and Entitled B Building Shareholders will receive (which refund, if required, would be in addition to the refund by such shareholders of one-half (1/2) of the first four quarterly dividends received after Closing which such shareholders are already obligated to refund to WRI pursuant to the provisions of the Third Amendment). The Tentative Settlement Contribution shall be adjusted upward by the amount, if any, by which one-third (1/3) of the first quarterly dividend payable with respect to all Original WRI Shares issued to Entitled POCI Shareholders and Entitled B Building Shareholders at the Closing exceeds the estimated divided amount referred to in (iii) above or will be reduced by the amount, if any, by which such actual dividend is less than such estimated dividend referred to in clause (iii) above. The Tentative Settlement Contribution, as so adjusted, is referred to herein as the Final Settlement Contribution. Attached hereto as
Exhibit I is a list of Entitled POCI Shareholders and Entitled B Building Shareholders, with a percentage figure stated opposite the name of each such Shareholder, which percentage corresponds to the percentage of Original WRI Shares being issued to such respective Shareholder at the Closing (the "Applicable Percentage"). The dollar amount which is calculated by multiplying the Final Settlement Contribution by the Applicable Percentage listed on
Exhibit I is referred to as the Potential Reimbursement Obligation of each respective Entitled POCI Shareholder and each Entitled B Building Shareholder listed in Exhibit I.

                 (c) If the Tentative Settlement Contribution is adjusted either upward or downward, as aforesaid, WRI, WRI/Post Oak and Morton Susman will sign a memorandum confirming the amount of the Final Settlement Contribution which shall have resulted from such adjustment. The execution of





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such Memorandum by Morton Susman shall be final and binding on all Entitled
POCI Shareholders and all Entitled B Building Shareholders. Each Entitled POCI Shareholder and each Entitled B Building Shareholder hereby irrevocably names and appoints Morton Susman as his, her or its agent and attorney-in-fact with full power to execute any such Memorandum within the judgment of said agent and attorney-in-fact; this power shall be deemed to be a power coupled with an interest. Exhibit I also shows the number of Original WRI shares issued to each respective Entitled POCI Shareholder and each respective Entitled B Building Shareholder (the "Relevant Share Number").

                 (d) If the Twenty-Four Month Market Price exceeds the total of (i) $38.00 plus (ii) the per share Guaranteed B Building 24-Month Increase (the positive difference, if any, between the total of clauses (i) and (ii) and the Twenty-Four Month Market Price being herein referred to as the "Twenty-Four Month Per Share B Building Excess"), and if WRI does not exercise its option to extend the Test Period for the First Extension Period, then each Entitled B Building Shareholder shall be obligated to pay to WRI an amount equal to the product of the Twenty-Four Month Per Share B Building Excess multiplied by the Relevant Share Number (applicable to such Entitled B Building Shareholder), but not in excess of the Potential Reimbursement Obligation applicable to such Entitled B Building Shareholder.

                 (e)      If the Thirty Month Market Price exceeds the total of
(i) $38.00 plus (ii) the per share Guaranteed B Building 30-Month Increase (the positive difference, if any, between the total of clauses (i) and (ii) and the Thirty Month Market Price being herein referred to as the "Thirty Month Per Share B Building Excess"), and if WRI does not exercise its option to extend the Test Period for the Second Extension Period, then each Entitled B Building Shareholder shall be obligated to pay to WRI an amount equal to the product of the Thirty Month Per Share B Building Excess multiplied by the Relevant Share Number (applicable to such Entitled B Building Shareholder), but not in excess of the Potential Reimbursement Obligation applicable to such Entitled B Building Shareholder.

                 (f) If the Thirty-Six Month Market Price exceeds the total of (i) $38.00 plus (ii) the per share Guaranteed B Building 36-Month Increase (the positive difference, if any, between the total of clauses (i) and (ii) and the Thirty-Six Month Market Price being herein referred to as the "Thirty-Six Month Per Share B Building Excess"), then each Entitled B Building Shareholder shall be obligated to pay to WRI an amount equal to the product of the Thirty-Six Month Per Share B Building Excess multiplied by the Relevant Share Number (applicable to such Entitled B Building Shareholder), but not





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in excess of the Potential Reimbursement Obligation applicable to such Entitled
B Building Shareholder.

                 (g) If the Twenty-Four Month Market Price exceeds the total of (i) $38.00 plus (ii) the per share Guaranteed POCI 24-Month Increase (the positive difference, if any, between the total of clauses (i) and (ii) and the Twenty-Four Month Market Price being herein referred to as the "Twenty-Four Month Per Share POCI Excess"), and if WRI does not exercise its option to extend the Test Period for the First Extension Period, then each Entitled POCI Shareholder shall be obligated to pay to WRI an amount equal to the product of the Twenty-Four Month Per Share POCI Excess multiplied by the Relevant Share Number (applicable to such Entitled POCI Shareholder), but not in excess of the Potential Reimbursement Obligation applicable to such Entitled POCI Shareholder.

                 (h)      If the Thirty-Month Market Price exceeds the total of
(i) $38.00 plus (ii) the per share Guaranteed POCI 30-Month Increase (the positive difference, if any, between the total of clauses (i) and (ii) and the Thirty Month Market Price being herein referred to as the "Thirty Month Per Share POCI Excess"), and if WRI does not exercise its option to extend the Test Period for the Second Extension Period, then each Entitled POCI Shareholder shall be obligated to pay to WRI an amount equal to the product of the Thirty Month Per Share POCI Excess multiplied by the Relevant Share Number (applicable to such Entitled POCI Shareholder), but not in excess of the Potential Reimbursement Obligation applicable to such Entitled POCI Shareholder.

                 (i) If the Thirty-Six Month Market Price exceeds the total of (i) $38.00 plus (ii) the per share Guaranteed POCI 36-Month Increase (the positive difference, if any, between the total of clauses (i) and (ii) and the Thirty-Six Month Market Price being herein referred to as the "Thirty-Six Month Per Share POCI Excess"), then each Entitled POCI Shareholder shall be obligated to pay to WRI an amount equal to the product of the Thirty-Six Month Per Share POCI Excess multiplied by the Relevant Share Number (applicable to such Entitled POCI Shareholder), but not in excess of the applicable Potential Reimbursement Obligation.

                 (j) The Potential Reimbursement Obligation of the Entitled B Building Shareholders and the Entitled POCI Shareholders shall not accrue following expiration of the thirty-sixth (36th) full calendar month following the Closing Date, but any Potential Reimbursement Obligation liability which accrues through and including the periods referred to in Paragraphs (d) through (i) inclusive of this Article V shall continue to be enforceable until fully paid and discharged.





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                 (k)      The obligation of each Entitled POCI Shareholder and
each Entitled B Building Shareholder to pay up to his, her or its respective Potential Reimbursement Obligation in the circumstances stated in this Article shall continue in full force and effect notwithstanding the fact that such respective Entitled POCI Shareholder and Entitled B Building Shareholder shall have transferred or disposed of all or any portion of the Original WRI Shares issued to such Entitled POCI Shareholder or Entitled B Building Shareholder. All amounts payable by any Entitled POCI Shareholder or any Entitled B Building Shareholder pursuant to the provisions of this Article shall be payable, in cash, at the offices of Weingarten Realty Investors, 2600 Citadel Plaza Drive, Suite 300, Houston, Harris County, Texas 77008, within fifteen (15) days after notice from WRI to the respective Entitled POCI Shareholder or the respective Entitled B Building Shareholder at the last address of such respective Shareholder as shown on the books and records of WRI. All amounts which become due under this Article and which are not paid when due shall bear interest from their due date until paid at the maximum non-usurious rate permitted by law, and in the event that WRI retains an attorney to enforce the obligation of any Entitled POCI Shareholder or any Entitled B Building Shareholder to pay any amounts which are due under this Article after delinquency, WRI shall be entitled to recover, in addition to all other amounts and interest recoverable hereunder, court costs and reasonable attorneys' fees. In the event of any dispute with respect to any of the matters referred to in this Article, such dispute shall be resolved by arbitration pursuant to the provisions of the Second Amended Price Increase Guaranty.

                           ARTICLE VI.  MISCELLANEOUS

                 (a) The Amended Agreement shall not be amended or changed except by a written instrument signed by all undersigned parties, except that an amendment which does not affect the obligations or rights of the Escrow Agent shall be effective if executed by all of the undersigned parties other than the Escrow Agent.

                 (b) This Amendment may be executed in counterparts and, as executed, shall constitute one agreement binding on all of the parties hereto notwithstanding that all said parties are not signatory to the original or same counterpart.

                 (c) A facsimile, telecopy, or other reproduction of this Amendment may be executed by the parties and shall be considered valid, binding, and effective for all purposes. At the request of any party hereto, the parties agree to execute an original of this Amendment as well as any facsimile, telecopy, or other reproduction.





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                 (d)      In the event of any conflict or inconsistency between
this Amendment and either the Original Agreement or the First Amendment or the Second Amendment, the provisions of this Amendment shall govern and control.

                 IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

WEINGARTEN REALTY INVESTORS             POST OAK CENTER, INC.

By:    /s/  BILL ROBERTSON, JR.         By:      /s/  MORTON L. SUSMAN
    ________________________________        ___________________________________
Name:       Bill Roberton, Jr.          Name:         Morton L. Susman
Title:  Executive Vice President        Title:            President

                               "WRI"                                      "POCI"


WRI/POST OAK, INC.                      "B" BUILDING, INC.


By:    /s/  BILL ROBERTSON, JR.         By:    /s/  GAYLORD JOHNSON, JR.
    ________________________________        ___________________________________
Name:       Bill Robertson, Jr.         Name:       Gaylord Johnson, Jr.
Title:   Executive Vice President       Title:           President

                             "Newco"                               "B Building"


STEWART TITLE COMPANY,
HOUSTON DIVISION

By:    /s/  EDWARD S. CUTRER
    ________________________________
Name:       Edward S. Cutrer
Title:    Senior Vice President

                      "Escrow Agent"





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                       POST OAK CENTER, INC. SHAREHOLDERS


                 Each undersigned represents that he, she, or it is a shareholder of Post Oak Center, Inc., and hereby consents to the foregoing Fourth Amendment to Agreement of Merger.


                                        TEXAS COMMERCE BANK, TRUSTEE OF THE
    /s/  OSCAR S. WYATT, JR.            NINA SUSMAN TRUST (BUT NOT IN
___________________________________     ANY OTHER CAPACITY)
         Oscar S. Wyatt, Jr.

    /s/  DOUGLAS WYATT, Trustee         By:        /s/  ELLEN TIPTON
___________________________________         ____________________________________
         Douglas Wyatt, Trustee         Name:           Ellen Tipton
                                        Title:  Vice President and Trust Officer

    /s/  LYNN S. WYATT                             /s/  NINA M. SUSMAN
___________________________________     ________________________________________
         Lynn S. Wyatt                                  Nina M. Susman

                                                /s/  GAYLORD JOHNSON, JR.
THE ESTATE OF ALEXANDER HART            ________________________________________
   SACKTON, DECEASED                                 Gaylord Johnson, Jr.


BY: NATIONSBANK OF TEXAS, N.A.,              /s/   STEVEN C. GRANT, Trustee
INDEPENDENT EXECUTOR (BUT NOT IN ANY    ________________________________________
OTHER CAPACITY)                         Steven C. Grant, Trustee of the Gaylord
                                          Johnson, Jr. 1979 Children's Trust


By:    /s/  JAMES K. O'CONNELL
     ________________________________         /s/   GAIL J. SERRELL
Name:       James K. O'Connell          _______________________________________
Title:        Vice President                        Gail J. Serrell

                                              /s/  ROBERT T. SAKOWITZ
                                        ________________________________________
                                                   Robert T. Sakowitz





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                        "B" BUILDING, INC. SHAREHOLDERS


                 Each undersigned represents that he, she, or it is a shareholder of B Building, Inc., and hereby consents to the foregoing Fourth Amendment to Agreement of Merger.

  /s/    NINA M. SUSMAN                 THE ESTATE OF ALEXANDER HART SACKTON,
___________________________________     DECEASED
         Nina M. Susman


  /s/  ROBERT T. SAKOWITZ               BY: NATIONSBANK OF TEXAS, N.A.,
___________________________________     INDEPENDENT EXECUTOR (BUT NOT IN ANY
       Robert T. Sakowitz               OTHER CAPACITY)

  /s/  GAYLORD JOHNSON, JR.
___________________________________
       Gaylord Johnson, Jr.             By:    /s/  JAMES K. O'CONNELL
                                            ____________________________________
                                        Name:       James K. O'Connell
                                        Title:        Vice President

                                               /s/    GAIL J. SERRELL
                                        ________________________________________
                                                      Gail J. Serrell





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